Exhibit 99.1

Press Contact: Mike Banas Ashton Partners 312-553-6704 Direct
FOR IMMEDIATE RELEASE	Investor Contact: Bryan Raassi Ashton Partners 877-934-4687 investor@wfinet.com

WFI ANNOUNCES AGREEMENT TO SELL U.S. WIRELESS ENGINEERING BUSINESS
TO LCC INTERNATIONAL FOR $46 MILLION

Transaction Is Additional Step In Company’s Transformation Strategy;

Proceeds From Sale To Be Utilized To Pay Down Bank Debt

SAN DIEGO, CA, MAY 29, 2007—WFI (NASDAQ: WFII), a leader in the design, deployment, and management of wireless communication networks, information technology solutions and security systems, announced today that it has signed a definitive agreement with LCC International (NASDAQ: LCCI) to sell WFI’s U.S. Wireless Engineering business for $46 million in total consideration, with $17 million in cash paid at closing, approximately $7 million in retained accounts receivable to be collected over the next few months, and the balance of approximately $22 million to be paid with a subordinated promissory note with a 36 month maturity.  The note includes an interest rate escalation feature to encourage early payment by LCC, which both LCC and WFI believe could occur by the end of the year.  The transaction is expected to close within a week, subject to meeting certain closing conditions.  The assets being sold to LCC include all of WFI’s domestic wireless engineering business.  WFI will maintain its wireless network deployment business, which is deploying 3G, 4G, WiMAX and other wireless networks throughout the United States for major national wireless carriers, providing FCC-mandated E911 security network support services, and providing spectrum clearing services related to government agencies.

This transaction is an additional milestone for WFI in its transformation strategy where, as the Company has discussed in previous announcements, it is refining and refocusing its business to reduce or minimize risk and increase its focus on opportunities to achieve long-term, sustained growth and profitability.  Proceeds from this transaction will be used to reduce WFI’s bank debt related to the recent acquisition of Madison Research Corporation.

“This action is a further step in the execution of a transformational business strategy which we believe allows WFI to significantly improve profitability, cash flow and liquidity, reduce debt, and allows the Company to place an even greater focus on existing operations that can deliver value to our shareholders in a more predictable manner,” said Eric DeMarco, president and CEO of WFI.  “We have been pleased with the progress we have made in the wireless engineering business to date in the midst of a consolidating and highly competitive marketplace.  However, we believe the opportunities in security systems, government IT network engineering, weapons systems operations and maintenance, missile systems engineering services, targets and range technical services, and deployment of 3G, 4G and WiMAX wireless networks, can deliver greater ultimate value to our shareholders.  Accordingly, as we have been doing over the past several months, we are continuing to execute on our strategy to position WFI for sustained profitability.”

DeMarco continued, “For our carrier customers and wireless engineering business employees, the merger of our U.S. Engineering business with LCC is a significant and beneficial event for a number of reasons:

•                  The merger combines the two leading independent network engineering companies who have more than forty years of combined intellectual capital in the field of wireless engineering;

•                  The combined resources can offer economies of scale to deliver better, more efficient and robust value-add services than could be achieved individually;

•                  Engineers and employees will have greater opportunity for cross-training on tools and services, in addition to opportunities for overall professional advancement;

•                  Complementary skill sets of the two companies will provide a broader range of services and allows faster ramp-up on large customer engagements.”

The U.S. Engineering transaction announced by WFI includes approximately 350 engineers and select support staff primarily located in WFI’s Reston, Virginia location, as well as a number of other locations throughout the United States.  Under the new ownership, the employees of WFI will become employees of LCC, headquartered in McLean, Virginia.

For WFI, today’s announcement follows a series of previous announcements relating to its business strategy which include the selling of its wireless network deployment operations in Mexico in March 2006, the acquisition of Madison Research Corporation in October 2006, the sale of its EMEA wireless engineering operation to LCC in March 2007, the disposition of WFI Brazil in April 2007, and various cost-saving initiatives.

DeMarco added, “After the sale of the U.S. Wireless Engineering Business we announced today and the remainder of our Latin American operations we announced recently, WFI’s federal and security focused business alone is estimated to be in excess of $200 million in revenue with a higher percentage of more predictable and profitable contract vehicles, have reduced debt, and have approximately 2,000 employees focused on serving the United States Department of Defense, other federal, state, and local government agencies, and domestic 3G, 4G and WiMAX customers, which are deploying high-speed, next-generation broadband networks.”

“WFI, with the full support of its Board of Directors, is committed to enhancing this business to deliver shareholder value,” DeMarco continued.  “This is our primary objective, and an area we have been intensely focused on over the past several months.  Additionally, we have made good progress in our stock option review and our goal is to conclude these efforts as soon as possible so we can move forward and continue executing our business strategy.”

On March 12, 2007, WFI announced that it was conducting an internal review of its past practices for granting and pricing employee stock options.  The review is ongoing and, as previously reported, the Company has delayed the filing of its financial statements on Form 10-K for the year ended December 31, 2006, and its Form 10-Q for first quarter of 2007, until the review is completed.

WFI also previously reported that, as a result of this delay, it has received delisting notifications that the Company is not in compliance with NASDAQ reporting requirements for 2006 and first quarter financials.  WFI attended an appeal meeting with NASDAQ on May 10th and the Company’s delisting is temporarily stayed pending a decision from the NASDAQ Listing Qualifications Panel.

“Importantly, we do not expect these stock option issues to deter WFI from pursuing a successful business strategy.  We will continue to maintain our customer, employee and execution-oriented focus as we move forward,” DeMarco concluded.

WFI will hold a conference call to discuss the transaction tomorrow at 1:30 p.m. Pacific Time.  The call will be web cast over the Internet and can be accessed at WFI’s website at www.wfinet.com.

About WFI

Headquartered in San Diego, CA, WFI is an independent provider of systems engineering, network services and technical outsourcing for the world’s largest wireless carriers, enterprise customers an d for government agencies.  The company provides the design, deployment, integration, and the overall management of wired and wireless networks which deliver voice and data communication, and which support advanced security systems.  WFI has performed work in over 100 countries since its founding in 1994. News and information are available at www.wfinet.com. (code: WFI-mb)

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the Company’s expectations regarding the timing and anticipated results of its internal review that involve risks and uncertainties. Such statements are only predictions, and the Company’s actual results may differ materially. Factors that may cause the Company’s results to differ include, but are not limited to: risks that the announced sale of the Company’s engineering business will not be completed or completed in a timely manner;  risks that the stock option review will not be completed in a timely manner; risks that the review and the announcement thereof will cause disruption of the Company’s operations and distraction of its management; risks that the review will identify other issues not currently being considered that could delay or alter the results of the review; risks of adverse regulatory action or litigation; risk that the Company’s lender will declare a default under the Company’s line of credit. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in other filings made with the Securities and Exchange Commission.